EXHIBIT 99.1

CYTOKINETICS ANNOUNCES PRICING OF $35.0 MILLION PUBLIC OFFERING OF COMMON STOCK

South San Francisco, CA, February 20, 2014 – Cytokinetics, Incorporated (Nasdaq: CYTK) announced today the pricing of its previously announced underwritten public offering of 4,375,000 shares of its common stock at a price to the public of $8.00 per share. Cytokinetics anticipates its aggregate gross proceeds will be approximately $35.0 million before deducting the underwriting discount and estimated offering expenses payable by Cytokinetics. In addition, Cytokinetics has granted the underwriters a 30 day option to purchase up to an additional 656,250 shares of common stock under the same terms and conditions solely to cover over-allotments, if any. All of the shares in the offering are to be sold by Cytokinetics. The offering is expected to close on or about February 25, 2014, subject to the satisfaction of customary closing conditions.

Cytokinetics intends to use the net proceeds from this public offering for research and development and other general corporate purposes, including working capital.

Cowen and Company, LLC acted as the sole book-running manager. JMP Securities LLC acted as lead manager and Canaccord Genuity Inc. as a co-manager of the offering.

This offering is being made pursuant to an effective shelf registration statement previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering has been filed with the SEC. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Cytokinetics has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Cytokinetics and such offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to this offering may be obtained, when available, from Cowen and Company, LLC c/o Broadridge Financial Services., 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140.

Cytokinetics intends to file a final prospectus supplement relating to the proposed offering with the SEC, which will be available along with the prospectus filed with the SEC in connection with the shelf registration on the SEC’s website at http://www.sec.gov/.

About Cytokinetics

Cytokinetics is a clinical-stage biopharmaceutical company focused on the discovery and development of novel small molecule therapeutics that modulate muscle function for the potential treatment of serious diseases and medical conditions.

This press release contains forward-looking statements, including statements relating to Cytokinetics’ expectations regarding the completion, timing and use of proceeds of the offering. These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected and Cytokinetics cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to the satisfaction of the closing conditions for the offering and the estimated proceeds from the offering. There can be no assurance that Cytokinetics will be able to complete the offering on the anticipated terms, or at all. Risks and uncertainties relating to Cytokinetics and this offering can be found in the “Risk Factors” section of the preliminary prospectus supplement related to such offering filed with the SEC. Cytokinetics undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in Cytokinetics’ expectations.

Contact:

Cytokinetics, Incorporated

Joanna L. Goldstein (Manager, Investor Relations & Corporate Communications)

(650) 624-3000